Exhibit 99.1

Eagle Pharmaceuticals Investor Day November 11, 2016 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Forward Looking Statements This presentation contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words such as “will,”, “determined”, “confirming” , “underway,” ramping up,” “agreement,” “allows,” “well positioned,” “expect,” “may,” “intends,” “anticipate(s),” “plan,” “enables,” “potentially,” “look forward,” “on track,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events including, but not limited to: the continued commercial performance of our marketed products, including BENDEKA, which is marketed by our partner Cephalon, and RYANODEX, which we market ourselves as well as our ability to replicate our marketing successes for our other product candidates either through joint or direct mark eting efforts; the lack of a need for human safety and efficacy data for the submission of an NDA for Ryanodex and the adequacy of the regulatory pathway to complete an NDA submission; the Company’s share repurchase authorization and timing and ability to repurchase shares of the Company’s common stock under a share repurchase p rogram; the business path forward for the Company beyond 2020; the label expansions of Ryanodex for EHS patients and for the treatment of ecstasy and methamphetamine intoxication; the strength of the Company’s cash position and the ability to optimize the deployment of capital and take advantage of market opportunities; the potential of the Company’s pipeline to drive value beyond 2020; the contribution of the Ryanodex portfolio to the Company’s growth; the timing of Ryanodex for EHS entering the market; and the advancement of the Company’s product candidates through the development process and the ability to access significant new mar kets. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to: whether our animal studies will support the safety and efficacy of Ryanodex for the treatment of EHS and ecstasy and methamphetamine intoxication; whether the FDA will ultimately approve Ryanodex for these indications; whether the Company will adequately evaluate and respond to the FDA’s Complete Response Letter on RTU bivalirudin; fluctuations in the trading volume and market price of shares of the Company's common stock, general business and market cond itions and management's determination of alternative needs and uses of the Company's cash resources which may affect the Company's share repurchase p rogram; the success of our commercial relationship with Teva and the parties’ ability to work effectively together; whether Eagle and Teva will successf ully perform their respective obligations under the license agreement; difficulties or delays in manufacturing; the availability and pricing of third party sourced pro ducts and materials; the outcome of litigation involving any of our products or that may have an impact on any of our products, successful compliance with FDA and other gov ernmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions; the strength and enforc eability of our intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies; the timing of product laun ches; the successful marketing of our products; the risks inherent in the early stages of drug development and in conducting clinical trials; and other factors tha t are discussed in Eagle’s Annual Report on Form 10-K for the year ended December 31, 2015, and its other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events. 2 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

We’ve Built a Valuable Asset Argatroban, Docetaxel, Diclofenac Founded IPO 2007 2014 2016 • Reformulate drugs to solve those gaps 3 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. How? •Isolate problems with how drugs are delivered in the medical community •Enter the market in a way that provides value to our stakeholders

Bendamustine: Eagle’s Strategy At Work ( ~ $ 7 5 0 M M + m a r k e t ) 1. Week ending November 6, 2016 4 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. Best-In-Class Formulation 6 Orange Book Patents Extending 2026 - 2033 Unique J-Code Exclusive Marketing License with Teva •US as of Jan 2016 •OUS effective Q4 ‘16 88% B e n d e k aM a r k e tS h a r e 1

Six Orange Book Listed Patents Running from 2026-2033 • Protects the longevity of the bendamustine franchise U.S. Patent No. Patent Expiration 8,791,270*PED (owned by Teva Pharmaceutical Industries Ltd.) 7/12/2026 9,034,908 3/15/2033 9,265,831 1/28/2031 5 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. 9,144,5683/15/2033 9,000,0213/15/2033 8,609,7078/11/2031

Long Life Cycle = Significant Value in Bendeka 2016 Now - 2019 2020 – 2026 2026 – 2033 6 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. • 5-7 years of additional patent protection • 6 years of royalty of 25% net sales • Assuming large market share held post generic entry • Improved product profile and J-code • Royalty of 25% of US net sales • US and expansion to OUS markets (20% royalty) • Additional milestone payments • 88% market share of ~$750 M market • Unique J-code • Royalty increase from 20% to 25%

Ryanodex®: Multiple Label Expansion Opportunities • Creating additional value through line extensions Malignant Hyperthermia Exertional Heat Stroke Potential to be the first drug to market for EHS Rolling NDA – first part submitted Drug-Induced Hyperthermia • Breakthrough formulation of dantrolene sodium Approved in July 2014 • • Preclinical studies by NIDA/NIH underway 125K ED visits in the US in 2011 due to ecstasy & meth intoxication • • • 7 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. Potential Label Expansion Marketed

Arsia Acquisition + • • • Early-stage biotechnology firm founded by Drs. Langer and Klibanov of MIT, focused on biologics Up to $78 million; $30 million upfront and $48 million in milestone payments 4-5 years from now Significantly enhances Eagle’s formulation capabilities and greatly expands product development opportunities Eagle plans to partner with key biosimilar companies to alter their existing pipeline into biobetters Biosimilars expected to be one of the largest and fastest growing segments of the market • • 8 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Eagle Year in Review • • • • Launched Bendeka: 88% market conversion CMS issued unique J-Code Purchased Ryanodex royalty rights Bought back $32 million in Eagle shares as part of repurchase plan Announced Arsia acquisition • Received Fast Track designation and submitted human data as part of rolling NDA for Ryanodex for EHS Announced positive initial results of NIH animal study for drug-induced hyperthermia Enhanced Board of Directors Reevaluating bivalirudin program • • • • YTD 2016 Revenue (as of 9/30/16) Fully Diluted (Q3 2016) EPS Cash & Receivables (as of 9/30/16) 9 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. $106 million $0.73 $108 million

Multiple Near-Term Catalysts to Drive Value Bendeka market share approaching 90% Unique J-code (Bendeka) Ryanodex for EHS Ryanodex for DIH New Product Arsia • 88% as of 11.6.16 • • Effective Q1 ’17 Immediate increase in royalty rate to 25% Triggers milestone payment Added Bendeka clarity post 2019 • Q4 ‘16 – human study data submitted as part of rolling NDA • Targeting summer ’17 approval • Q4 ‘16 pre-IND meeting • Positive pre-clinical data • Q1 ‘17 pre-IND meeting • Acquisition marks entry into Biologics • • 10 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Ryanodex® for the Treatment of: Exertional Heat Stroke (EHS) and Drug-Induced Hyperthermia Adrian Hepner, MD, PhD, Chief Medical Officer (DIH) ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Disclaimer Ryanodex® (dantrolene sodium) for injectable suspension is FDA-approved for the treatment of Malignant Hyperthermia (MH) and for the prevention of MH in patients at high risk. Ryanodex is an investigational drug for the treatment of Exertional Heat Stroke (EHS) and for the treatment of Drug-Induced Hyperthermia (DIH), not yet approved by the US Food and Drug Administration. This presentation may contain ‘off-label’ information from scientific peer-reviewed publications. This information should not be considered as a recommendation for the use of a drug product outside of the recommendations in the currently approved Prescribing Information. 12 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Ryanodex® (dantrolene sodium) for the Treatment of Exertional Heat Stroke ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

What is Exertional Heat Stroke (EHS)?

- Life-threatening, sudden, unpredictable and rare medical condition
- Mostly affecting young, active, and otherwise healthy individuals
- No drug treatment is currently available

Clinical Presentation

Hallmark Features

- CNS Dysfunction (erratic behavior, confusion, seizures, coma)
- Severe Core (rectal) Body Hyperthermia ≥40°C (104°F)

Other Clinical Features

- – Tachycardia, tachypnea, acidosis, dehydration, nausea/vomiting

Major Complications & Risks

- Brain injury
- Acute renal injury
- Rhabdomyolysis (skeletal muscle damage)
- DIC (disseminated intravascular coagulation)
- Liver damage

Major Risks

Brain damage, renal insufficiency, death

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©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

Exertional Heat Stroke Constitutes an Unmet Medical Need • One of the leading causes of death and disability in: – US high school athletes, collegiate athletes1, and – Active US military in non-combat situations2 Major cause of death in: – Young individuals performing outdoor recreational physical activities (eg, hiking, cycling) in hot weather ~30 annual deaths in outdoor workers (eg, construction workers, farmers, miners)3 • Treatment delay often leads to: – – – Severe acute complications, Death, and Is associated with severe long-term disability4 • Brain CT scans of EHS patients often show severe white/gray matter abnormalities5 ~30% of EHS survivors have neurologic sequelae (eg, cognitive impairment, tremor, walking difficulties), despite the use of aggressive cooling6 • • • References: 1. National Center for Catastrophic Sport Injury Research (accessed June 2016). 2. Medical Surveillance Monthly Report. US Department of Defense, 2016. 3. Morbidity and Mortality Weekly Report. CDC, 2014. 4. Casa et al., 2015. 5. Szold et al., 2002. 6. Sithinamsuwan et al., 2009. 15 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

EHS Has Been Recognized for Centuries heavy armor. particularly on the head.’ Other Diseases (James Currie). 16 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. 400 BC Herodotus described the death of military personnel was due to exposure to hot weather wearing 332 BC Alexander the Great advised the military of the risk of a long march without enough water. 24 BC Aelius Gallus lost his army as they were marching in the desert. 1020 AD The Cannon of Medicine of Avicenna included precautions for traveling [on foot] in the heat. 1775 AD Medical dictionary highlights the ‘disorders that arise from too violent an influence of the sun’s heat, 1798 AD Publication of Medical Reports on the Effects of Water, Cold and Warm, as a Remedy in Fever and 1895 AD First documented recommendation ‘Treat on-site, then transport’ (Wilson). 1914-18 AD More than 600 EHS deaths in British troops in Mesopotamia during WWI. 1941-45 AD More than 220 EHS deaths in the US Armed Forces in WWII, most of them during training. 1964 AD Leithead and Lind summarize the diagnosis and predisposing factors of EHS.

Current Standard of Care (SOC) SOC is currently limited to body cooling by physical methods (e.g., water immersion, ice-packs, water mist), and supportive measures (e.g., IV fluids, respiratory support) Goals Facts & Limitations • • Immediate implementation Lower core body temperature below 40°C within 30 minutes • • • Delayed implementation is common Limited availability May interfere with medical care – – IV fluids administration performing diagnostic and therapeutic procedures 17 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Limited Availability Evaporative Cooling & Utilization of Efficient Body Cooling Commonly Used Methods Cold Water Immersion Limited efficiency and usually restricted to ice packs, wet blankets, and cold gastric lavage Often limited to well-organized sporting events (eg, marathons, professional football games) and military training facilities Often limited to medical facilities where EHS cases are anticipated Consistent with availability of body cooling, <14% of US hospitals use therapeutic hypothermia to prevent neurological damage in patients with cardiac arrest, despite current AHA treatment guidelines1 Reference: 1. Dresden et al., 2015. 18 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Brain-Body Temperature

- Average brain temperature is 0.9°C higher than core body temperature under normal physiologic conditions[1,2]
- Brain accounts for 2-3% of total body mass, but consumes 25% of total glucose and 20% of total oxygen[3]
- Brain has high metabolic rate and heat generation[4]
  - The oxygen-glucose reaction releases immediate heat (1/3) and produces ATP (2/3)
  - ATP final hydrolysis releases heat back to the brain system
- ~1°C gradient exists between the cooler cortical regions and warmer basal regions of the brain[5,6]
- Physiological brain temperature fluctuations modulate behavioral changes and autonomic responses[6]
- The brain dissipates heat through blood circulation[7]



Hypothalamus
C.
F.
hyperthermia
normal range
hypothermia
40°
30°
20°
10°
110°
100°
90°
80°
70°
60°
50°

References: **1.** Soukup et al. 2002. **2.** Smith et al. 2011. **3.** Squire 2012. **4.** Siesjo 1978. **5.** Serota 1938. **6.** Kiyatkin 2002. **7.** Masuda et al. 2011.

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©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

Brain Thermal Regulation

- Brain temperature largely depends on 3 variables[1]:
  - Brain metabolism
  - Cerebral blood flow (CBF) and volume
  - Blood temperature
- CBF is the main mechanism to maintain brain and body temperature 'coupling'
  - Exercise-induced hyperthermia results in reduced CBF and significant brain temperature elevation[2]
  - Changes of 1°C or less can result in functional alterations in various areas of the nervous system[3]
- Body temperature plays a fundamental role in dissipating brain heat

Distribution of Cardiac Output at Rest and During Maximal Exercise [4]



Rest
Maximal exercise
Brain 10%
Heart 5%
Skin 5%
Muscle 15%
Kidney 20%
Splanchnic 30%
Other 15%
Brain 2%
Heart 5%
Skin 5%
Muscle ≥80%
Kidney 2%
Splanchnic 3%
Other 3%

References: **1.** Masuda et al. 2011; Nybo 2002; **2.** Brooks et al. 1983; **3.** Yablosnkiy et al. 2000; **4.** Adapted from Marieb & Hoehn, 9th Ed. 2013.

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©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

Blood-Brain Barrier Permeability (BBBP)

- Highly temperature dependent[1]
  - Hypothermia (<35°C) increases BBBP 2x-4x
  - Hyperthermia (>38°C) increases BBBP up to 26x
- Brain hyperthermia > ↑ BBBP
  - BBB leakage[2]
  - Glial activation
  - Brain edema
  - Brain cell damage
- Known causes of brain hyperthermia include:
  - Environmental warming
  - Intense physical exercise
  - Neuroactive drugs (eg, METH, MDMA)


Body Hyperthermia
Compromise endothelial mitochondria
Open BBB
Increase Brain Edema & Neuronal Death
Worse Outcomes

References: **1.** Kiyatkin and Sharma 2009. **2.** Kiyatkin 2013.

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©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

Hyperthermic/Hypermetabolic Crisis
Mechanism of CNS Dysfunction and Injury



Hyperthermic/
Hypermetabolic Crisis
Exertional Heat Stroke
Drug-Induced
Hyperthermia
Malignant Hyperthermia
Core Body Temperature ≥40°C (104°F)
Cerebral Blood Flow
Tissue Thermal Injury
Coagulopathies
Calcium Dysregulation
BBB Permeability
Coagulation Factors
Consumption
Excitotoxicity Cascade
Brain Edema
Abnormal Bleeding
Neuronal Cell Dysfunction
& Cell Death
Brain Damage

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©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.
EAGLE PHARMACEUTICALS

Brain Damage Is A Major Risk of Heat Stroke Common Imaging Findings • • Early cerebral edema Loss of gray-white matter differentiation Patchy high signal intensity of the white matter of cerebral hemispheres and corpus striatum Central pontine myelinolysis Vascular boundary zone infarcts • Li et al. (2015) • • Szold et al. (2002) Leon et al. (2015) 23 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

RYRs Receptors & Dantrolene

- Intracellular Ca^{2+}-release channels expressed on the surface of the sarco/endoplasmic reticulum[1]
- Regulated by the Ca^{2+}-dependent protein, calmodulin (CaM)[2]
- Three different RyR isoforms identified in mammalian tissues[3]
  - RyR1: predominant in skeletal muscle
  - RyR2: predominant in cardiac muscle
  - RyR3: predominant in the brain, with comparable lower levels in multiple tissues
  - All 3 RyR types are present in the brain
- Dantrolene acts directly on the RyRs
  - Reducing channel activation by CaM, and
  - Thereby decreasing the Ca^{2+}-sensitivity of the channel[4]
  - Dantrolene has limited effect on RyR25, which explains the lack of negative cardiac inotropic properties



Skeletal Muscle
A
B
Cardiac Muscle
C
D
Brain
E
F

Fig. 3. Autoradiographic localization of [³H]ryanodine binding sites in various tissues. Adjacent sections of skeletal muscle (A,B), cardiac muscle (C,D) or brain (E,F) were processed in the presence of 15 nM [³H]ryanodine alone (A,C,E) or in the presence of 15 nM [³H]ryanodine and 10 μM unlabeled ryanodine (B,D,F). Both ventricular (arrow) and atrial (arrowhead) muscle are shown in C. In brain, note the greater concentration of binding sites in the dentate gyrus (arrow) and CA3 region (arrowhead) compared with the CA2 and CA1 regions of the hippocampus. Magnification, ×5.

From: Padua et al. Brain Research, 1990

References: 1. Marks et al. 1989. **2.** Balshaw et al. 2002. **3.** Giannini et al. 1995. **4**. Fruen et al. 1997. **5**. Zhao et al. 2001.

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©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

Ryanodex Mechanism of Action: Addressing Calcium Dysregulation

- Calcium (Ca^{2+}) as a second messenger has a critical role in:[1,2]
  - Cell growth and differentiation
  - Membrane excitability and permeability
  - Synaptic activity
  - Exocytosis
  - Apoptosis
- Ca^{2+} gradient under normal conditions between intra- and extra-cellular space is 10,000x[1]
- Intracellular Ca^{2+} increase triggers enzyme and ion channel activation
- Ca^{2+} overload' leads to neurodegeneration and neuron death[3,4]

Endoplasmic reticulum (ER)-to-cytosol Ca^{2+} regulates survival and death of neural cells



High
Ca2+ level
Low
Excessive autophagy induction
Autophagic Cell Death
Basal autophagic activity
Cell Survival
ER
RyR3
Ca2+
Nucleus

Increased expression and activation of RyR3 receptors leads to Ca^{2+} discharge from the ER, which subsequently triggers a signaling cascade that induces cell death

Adapted from Chung et al. 2016.

References: 1. Orrenius et al. 2003. **2.** Hoyer-Hansen et al. 2007. **3.** Schlaepfer & Bunge 1973. **4.** Choi 1985.

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©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

Why Ryanodex®? • Dantrolene inhibits ryanodine receptors (RyRs), which are intracellular Ca2+-release channels expressed on the surface of the sarco/endoplasmic reticulum Intracellular Ca2+ dysregulation often leads to cell damage and cell death Innovative formulation of Ryanodex was designed with patients in mind, aiming to provide a treatment option when time is essential • • Modulation of Ryanodine Receptors 26 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. •Contribute to Restore Calcium Homeostasis •Arrest the Excitotoxicity Cascade •Ameliorate Brain Damage

Ryanodex® May Be a Potential Treatment Option for EHS Ryanodex (dantrolene sodium) Has Unique Properties Protects against glutamate-induced neurotoxicity by reducing [Ca2+]i1 Reduces cell apoptosis by modulating calmodulin, which produces nitric oxide, and is activated by Ca2+1 Inhibits Ca2+ release in the sarco/endoplasmic reticulum1 Unique mechanism of blocking intracellular Ca2+ by inhibiting ryanodine receptors (RyR) in the brain appears to provide the basis of its neuroprotective properties1 In controlled clinical studies, Ryanodex has shown clinically meaningful benefits in patients with severe EHS3 Innovative formulation combines simple and rapid product reconstitution and fast administration, which are critical when treating acute life-threatening conditions • • • • • • References: 1. Muehlschlegel et al 2009; 2. Sithinamsuwan et al. 2009; 3. Eagle data on file. 27 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Ryanodex® Development Program for the Treatment of EHS ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Ryanodex® for EHS: Brief Regulatory History 2015 FDA & Eagle agree to hybrid development plan: 2012 ODD granted Designation #12-3775 • Clinical: open-label case series in EHS patients, and safety data from patients with any heat-related illness Nonclinical: 2 pivotal GLP studies in ‘MH Susceptible’ and ‘Wild-Type’ animals, in support of efficacy • 2014 FDA approval for MH 2016 1/27/16 Fast Track designation for Ryanodex for EHS 7/11/16 Pre-NDA Meeting: • • Hajj Study provides evidence of clinical efficacy The safety of Ryanodex is well established – No additional clinical data required for NDA filing 29 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

EHS Pivotal Animal Studies • • Nonclinical efficacy studies conducted under the ‘Animal Rule’ are currently ongoing Previous pilot nonclinical studies in swine: – – Determined the appropriateness of a large animal model for EHS Informed the design of pivotal studies • Data demonstrated: – Passive heating of an anesthetized MHS pig mimics the pathophysiology of a hyperthermic/hypermetabolic crisis (HS/HC) triggered by exertional skeletal muscle activity Pathophysiology noted in passively heated anesthetized swine resembles that observed in a conscious volitional exercise swine model, allowing for a reproducible induction of an EHS crisis in a large animal species under a humane protocol – FDA Guidance for Industry: ‘Product Development Under the Animal Rule’. October 2015. 30 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Clinical Study EGL-4104-C-1502 Summary of Study Design • Randomized, 2-arm parallel, open-label study to evaluate the safety and efficacy of Ryanodex® + SOC compared to SOC-only for the treatment of patients with EHS – SOC (standard of care) was defined as efficient body cooling plus supportive measures (eg, IV fluids, respiratory assistance) Application of body cooling was fully standardized – • Conducted at 4 Emergency Departments during the Hajj pilgrimage in September 2015 (Kingdom of Saudi Arabia) 1:1 randomization ratio to 1 of 2 treatment arms: • – – Group A: Immediate implementation of SOC plus Ryanodex Group B: Immediate implementation of SOC only • Enrollment: 34 patients with EHS (17 per arm) 31 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

The 2015 Hajj • Location: Makkah region, Kingdom of Saudi Arabia Temp.: Highs: 106-117° F; lows in the 90s Humidity: > 60% Over 12 hours of sunlight per day Most pilgrims are foreigners, not acclimated to hot desert conditions Pilgrims walk over 20 miles (32 km) just in the first 2 days of the Hajj The Hajj health system includes 8 fully-equipped hospitals • • • • • • 32 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Characteristics of Clinical Study EGL-4104-C-1502 • Conducted in ‘real-world’ emergency setting during the 2015 Hajj, by experienced and well-trained medical personnel GCP ICH compliant study (site monitoring, data management, data analysis, and QA/QC were conducted by Quintiles CRO) Clinically meaningful primary outcome: CNS functioning, using Glasgow Coma Scale (GCS) Patient baseline characteristics • • • – – – – – 34 (17 per group) severely ill EHS patients 18-45 years old, male and female mean rectal temperature: 41.4°C (106.5°F) mean GCS score: 6 (severe CNS impairment) 10 patients required rapid endotracheal intubation at admission due to the severity and life-threatening nature of their condition 33 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Clinical Study Efficacy Summary • A greater proportion of Ryanodex®-treated patients achieved a clinically meaningful improvement in their neurological functioning, as early as 45 minutes post-randomization • A greater proportion of Ryanodex-treated patients showed a clinically meaningful neurologic benefit at 90 minutes and 24 hours post-baseline • Ryanodex-treated patients were 3X more likely to achieve neurologic recovery • Non-intubated Ryanodex-treated patients were 6X more likely to achieve neurologic normalization • Duration of SOC was shorter in Ryanodex-treated patients 34 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Clinical Study Safety Summary • • • • Safety and tolerability findings in EHS patients were similar in both treatment groups No new and/or unexpected safety signals identified No treatment-related adverse events were reported Safety profile of Ryanodex® in EHS patients was consistent with its known safety profile in the approved indications Overall, Ryanodex was safe and well tolerated Easy to prepare and fast to administer formulation of Ryanodex makes it a suitable drug product for the treatment of a life-threatening condition in an emergency care setting • • Safety profile of Ryanodex in this patient population is well-established 35 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Conclusions • Eagle’s low-volume high-concentration Ryanodex® formulation, makes it a potentially suitable therapy for the treatment of EHS in emergency settings • Clinical data demonstrates the efficacy and safety of Ryanodex for the treatment of EHS – Ryanodex provided clinically meaningful benefit to patients with severe EHS, treated in a ‘real-world’ acute care setting The safety profile of Ryanodex in severe EHS patients was consistent with the known and well characterized safety profile in the currently approved Malignant Hyperthermia indication – • Data from Eagle’s clinical study in EHS patients fulfills the FDA recommendations for human safety and efficacy data (provided in March 2015); in combination with adequate animal data, it will provide the basis for Eagle’s NDA submission 36 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Ryanodex®(dantrolene sodium) Managing Crises, Improving Patient Outcomes Sherry Korczynski – Senior Vice President, Marketing ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Disclaimer Ryanodex® (dantrolene sodium) for injectable suspension is FDA-approved for the treatment of Malignant Hyperthermia (MH) and for the prevention of MH in patients at high risk. Ryanodex is an investigational drug for the treatment of Exertional Heat Stroke (EHS) and for the treatment of Drug-Induced Hyperthermia (DIH), not yet approved by the US Food and Drug Administration. This presentation may contain ‘off-label’ information from scientific peer-reviewed publications. This information should not be considered as a recommendation for the use of a drug product outside of the recommendations in the currently approved Prescribing Information. 38 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

W EA R EAN AT I O N THAT PUSHES ANDT H O S E H AV EAREAL THE L I M I T S I M PA C T LIMITS ONO U R B O D YT E M P E R AT U R E 39 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

July and August 2016 Were the Hottest Months Ever Recorded On July 23, the heat index exceeded 105 degrees throughout most of the US, reaching 115 degrees in some locations Source: NOAA/NWS July 23, 2016 40 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Heat Illness and EHS Are Serious and On the Rise

99 — Out of 10,000 ED visits for heat stroke result in death (2x as much as the next reason for an ER visit)[1]

133% — Increase in Exertional Heat Illness (EHI) in a 10-year period[2]

30% — Long-term neurological impairment[3,4]

3rd — Among athletes, EHS is the third-leading cause of death[5]

2X — The mortality risk from cardiovascular, kidney, and liver failure among military hospitalized for heat stroke[3]

References: 1. Hess JJ et al. Summertime Acute Heat Illness in US Emergency Departments from 2006 through 2010: Analysis of a Nationally Representative Sample. *Environ Health Perspect*. 2014, 122 (11): 1209-1216. **2.** Nelson G et al. Exertional heat-related injuries treated in emergency departments in the US, 1997-2006. *Am J Prev Med*. 2011 Jan; 40(1): 54–60. **3.** Lisa R. Leon L, Helwig BG. Heat stroke: Role of the systemic inflammatory response. *Journal of Applied Physiology*. 2010,;109 (6);1980-1988. **4.** Walter EJ, Carraretto M. The neurological and cognitive consequences of hyperthermia. *Critical Care*. 2016;20:199. **5.** A Casa DJ, et al. National Athletic Trainers' Association Position Statement: Preventing Sudden Death in Sports. *Journal of Athletic Training*. 2012;47(1):96-118.

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©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

EAGLE PHARMACEUTICALS

INCLUDING OUR
HEALTHIEST,
WITH FULL LIVES AHEAD
WE ARE DRIVEN BY THE MANY ATHLETES, MILITARY, AND PEOPLE IN THE PRIME OF THEIR LIVES WHO SUFFER THE TRAGIC CONSEQUENCES OF EHS
-SCOTT TARRIFF

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S O W H Y H A S M E D I C A LI N N O VAT I O N IGNORED S T R O K E ? E X E R T I O N A L H E AT 43 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Primary Method of Cooling EHS Patients in Emergency Departments: Far From Innovative…


36.36%
(140)
30.39%
(117)
26.75%
(103)
3.38%
(13)
1.3%
(5)
Evaporative cooling: Spraying water over the patient and facilitating evaporation and convection with fans
Cooling blanket(s)
Strategic ice packing: Use of ice or cold packs on the neck, groin, and axillae
Whole body ice packing
Full-body immersion in ice water

From an online survey of 385 US Emergency Department (ED) Physicians.

44
©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

IF COOLING IS INEFFECTIVE, AND PATIENTS SURVIVE, THEY RISK: ORGAN DAMAGE LONG-TERM ISSUES 45 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

The Shocking Realities for EHS Patients

- EHS can result in death
- Survivors are at risk for long-term morbidities, including cognitive deficits[1,2]
- Time matters, and time is not likely to be on a patient's side
  - High-risk populations include[3,4]:
  - High school athletes
  - Soldiers
  - Firemen
  - Hikers
  - Workers exposed to high heat
- The current standard of care is efficient cooling, which is logistically difficult

THOSE AT HIGHEST RISK RARELY HAVE IMMEDIATE

ACCESS

TO ICE WATER OR OTHER COOLING

References: 1. Lisa R. Leon, Bryan G. Helwig. Heat stroke: Role of the systemic inflammatory response. *Journal of Applied Physiology*. Dec 2010, 109 (6) 1980-1988. **2.** Walter EJ, Carraretto M. The neurological and cognitive consequences of hyperthermia. *Critical Care*. 2016;20:199. **3.** Carter, R. Exertional heat illness and hyponatremia: an epidemiological prospective. *Curr. Sports Med. Rep*. 2008, 7(4) 20-27. **4.** Jonathan A. Becker, MD., et al. Heat-Related Illness. *American Family Physician*. June 2011. 83(11) 1325-1330.

46
©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

When the Clock Is Ticking, Ambulance Transport Followed by ED Treatment May Not be the Optimal Protocol 37 MINUTES: Average national EMS response and delivery time 10-15 MINUTES: Additional time it typically takes upon ED arrival, for further assessment and administration of treatment 2012 NEDARC (National Emergency Medical Services for Children Data Analysis Resource Center) report, which analyzed EMS performance for over 12,000,000 adult and about 1,200,000 pediatric patients between 2010-2011: Source: [http://www.nedarc.org/emsDataSystems/nemsisReports/2010_11EMSTimes.html]. 47 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

EHS PATIENTS *DESERVE*
A NEW STANDARD THAT

SAVES LIVES

AND PREVENTS LONG-TERM
MORBIDITIES INCLUDING
NEUROLOGIC DAMAGE

48

Ryanodex® (dantrolene sodium): Opportunity EHS Market ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Reported EHS Incidence • In the United States, very few estimates of EHS incidence are available in medical literature • Estimating is made more difficult due to ambiguity in ICD-9/10 codes • In 2009 and 2010, there were an estimated 8,251 ED visits for heat stroke1 – Importantly, this estimate was exclusive of ~102,000 ED visits for “unspecified” heat ~39,000 ED visits for “other heat-related illnesses” exhaustion and Reference: 1. Wu, et al. Emergency Department Visits for Heat Stroke in the US, 2009 and 2010. Injury Epidemiology. 2014; 1:8. 50 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

TO HELP DEFINE THE OPPORTUNITY EAGLE CONDUCTED M A R K E T R E S E A R C H 51 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Three Separate Market Research Studies • 22 respondents • EMS Medical & Operations Directors, Hospital Pharmacy Directors, Emergency Department Directors Qualitative Exploratory • 385 respondents • Emergency Department Physicians Quantitative Survey 1 • 393 respondents • Emergency Department Physicians Quantitative Survey 2 52 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Research Findings: EHS Under-Reported; Significantly Higher Incidence ~75K to 100K – estimated total annual EHS patient volume Study 3 Data • EHS Incidence Consistent Across Regions • All respondents reported seeing multiple patients with EHS in 2016 • 56% ED physicians would use Ryanodex to treat EHS patients 53 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

The EHS Market Is Composed of 3 Distinct Purchaser Segments

Hospital Emergency Departments • The US has approximately 5,000 hospital-based emergency rooms/departments EHS decision makers/influencers include: • – – – – – Pharmacy Chief ED Department Chief Attending/staff ED physicians Risk managers Head of nursing 55 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Government/Military • Targeting a range of military bases/installations Large bases: N=1241 Medium bases: N=1171 Small bases: N=4,0001 Permanent and semi-permanent overseas Naval ships Reserves, etc. – – – – bases – – It will be critical to have Ryanodex® for EHS in military protocol • – Key partnerships will achieve access in the most critical areas at risk Reference: 1. DoD Base Structure Report; FY 2015. 56 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

EMS • ~43,000 Advanced Life Saving (ALS) ambulances in the US* EMS decision makers include several stakeholders who are influenced by state and regional guidelines: • – – State Medical Directors EMS executive staff *According to a 2011 National Association of State EMS Officials (NASEMSO) survey. 57 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Ryanodex Market Opportunity

Stocking Opportunity

- 5,000 ED's
- 43,000 EMS Vehicles
- 4,500 Military / Government



Use Opportunity

- ~75K-100K Annual EHS Cases
  - ~56% Physicians indicated they would use Ryanodex



Market Opportunity

- ~1-2 vials per patient
- ASP 2016 ~$2,300



58
©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

EAGLE PHARMACEUTICALS

2017 Market Challenges • Product on the market a partial year in 2017 • Need to educate the market place and build awareness • Launches usually ramp over time • Pricing not finalized yet Approval 59 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

The EHS Stakeholder Universe Is Large, Diverse, and Interconnected INFLUENCERS Government/Policy Managed Care Associations/academia Public Parents POLICY ED and EMS Directors Pharmacy Directors Military Medical Directors Government/Policy MAKERS Hospital ED ilitary MS PURCHASERS Military EMS USERS 60 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Our Objective: MEDICAL AFFILIATIONS Identify and Reach the Right Organizations ATHLETIC AND YOUTH ASSOCIATIONS POLICY AND GUIDELINES MILITARY AND FIRE RESCUE OCCUPATIONAL 61 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Heat Illness and EHS Are Serious and On the Rise

99 Out of 10,000 ED visits for heat stroke result in death (2x as much as the next reason for an ER visit)[1]

133% Increase in Exertional Heat Illness (EHI) in a 10-year period[2]

30% Long-term neurological impairment[3,4]

3rd Among athletes, EHS is the third-leading cause of death[5]

2X The mortality risk from cardiovascular, kidney, and liver failure among military hospitalized for heat stroke[3]

References: **1.** Hess JJ et al. Summertime Acute Heat Illness in US Emergency Departments from 2006 through 2010: Analysis of a Nationally Representative Sample. *Environ Health Perspect*. 2014, 122 (11): 1209-1216. **2.** Nelson G et al. Exertional heat-related injuries treated in emergency departments in the US, 1997-2006. *Am J Prev Med.* 2011 Jan; 40(1): 54–60. **3.** Lisa R. Leon L, Helwig BG. Heat stroke: Role of the systemic inflammatory response. *Journal of Applied Physiology*. 2010,;109 (6);1980-1988. **4.** Walter EJ, Carraretto M. The neurological and cognitive consequences of hyperthermia. *Critical Care*. 2016;20:199. **5.** A Casa DJ, et al. National Athletic Trainers' Association Position Statement: Preventing Sudden Death in Sports. *Journal of Athletic Training*. 2012;47(1):96-118.

62

©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

EAGLE PHARMACEUTICALS

At Eagle, Our Mission Is to Help Take These EHS Numbers to… 0 63 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. ZERO long-term consequences and ZERO deaths

Ryanodex® (dantrolene sodium): EHS Marketing Plan ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Brand Objective Drive significant sales by ensuring Ryanodex is stocked and readily available for any HCP treating an EHS crisis TODAY Current treatment is often inconsistent and delayed, with low recognition of risks, symptoms, and severity of EHS WITH RYANODEX®: Stakeholders demand and have access to a new therapeutic option—allowing for ultimate EHS readiness and improved patient outcomes 65 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Brand Vision With Ryanodex®, patients with EHS: • Receive a fast and appropriate diagnosis (resulting from Eagle-driven awareness and education efforts) Have access to and are administered Rx treatment in addition to traditional cooling methods Have improved outcomes • • 66 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Highly Integrated and Engaging Marketing and PR Campaign Patient stories Print ads Precisely identify audiences and platforms HCP materials IDENTIFY Website & Digital ads Reach identified segments with awareness education points EDUCATE Marketing & PR Tactics Facilitate/support product trial SUPPORT Social media Interest Targeting Ensure continued and expanded usage post product-trial Persist SEO Conventions Educational campaigns ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Eagle Has Selected Award-Winning Agency Partners Rx Club Gold Awards Cannes Lions Awards Holmes Global Agency of the Year MM&M Gold Awards Clios Health MM&M Agency of the Year PR Week Global Agency of the Year MM&M Most Creative Agency Ad Age Agency A-List 68 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. Public Influence Clinical Relevance Promotional Excellence

We Will Reach All 3 Purchaser Segments 5,000 emergency departments 4,000+ bases/installations 43,000 ALS ambulances 69 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

EHS, A GROWING PROBLEM WITH DEVASTATING CONSEQUENCES A LARGEMARKET WITH NO ADEQUATE TREATMENT OPTIONS, AND MANY STAKEHOLDERS READY TO BE ACTIVATED EAGLE,UNIQUELY POSITIONED WITH RYANODEX®, TO BE THE FIRST AND ONLY MEDICAL TREATMENT 70 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

VIDEO 71

Ryanodex® (dantrolene sodium) for the Treatment of Drug-Induced Adrian Hepner Hyperthermia (DIH) ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Drug-Induced Hyperthermia (DIH) Overview • Use of illegal stimulants is a growing public health problem in the US and EU • Current treatment is limited to supportive measures and cooling No drug treatment currently available DIH could be fatal or lead to permanent damage, if not treated promptly May qualify for Orphan Drug Designation, Fast Track Designation, and Priority Review Pre-IND meeting has been requested – 125,000 ED visits related to MDMA (ecstasy) and methamphetamine use in the US (2011) 125%+ growth in ED visits among people <21 years old, between 2005-2011 • • – • • DIH secondary to MDMA (ecstasy) and methamphetamine is associated with: • – – Severe hyperthermia High incidence of cardiovascular and neurologic complications Lifelong neurologic disability – 1. Substance Abuse and Mental Health Services Administration, Drug Abuse Warning Network, 2011:National Estimates of Drug-Related Emergency Department Visits. HHS Publication No. (SMA) 13-4760,DAWN Series D-39. Rockville, MD: Substance Abuse and Mental Health Services Administration, 2013. 73 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Non-Infectious Hyperthermia • ~50% of adult patients admitted into intensive medical care have elevated body temperature1 Elevated body temperature is associated with higher mortality in critically ill patients, including those with acute neurological dysfunction and non-infectious hyperthermia2 Elevated body temperature is classified as fever or hyperthermia3 • • – Fever is an adaptive response to physiological or pathological stress Hyperthermia is an uncontrolled increase in body temperature that exceeds the body’s ability to lose heat – References: 1. Laupland 2008. 2. Saxena et al. 2015. 3. Dao et al. 2014. 74 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. Causes of Non-Infectious Hyperthermia Heat Illness Classical Heat Stroke Exertional Heat Stroke Drug-Induced Hyperthermia Sympathomimetic Syndrome Malignant Hyperthermia Neuroleptic Malignant Syndrome Serotonin Syndrome Anticholinergic Syndrome Systemic Disease Malignancy Metabolic Disorders Immunological and Inflammatory Disorders

Clinical Features of DIH • DIH is an acute life-threatening disorder that may progress rapidly into severe CNS dysfunction, increasing the risk of a poor neurologic outcome Changes in mental status: • • • • • Hypoxia Cardiac dysfunction Renal failure Skeletal muscle damage DIC (disseminated intravascular coagulation) • • • Agitation Confusion Aggressiveness Other symptoms may include: • • • • Acidosis Hyperkalemia Hyponatremia Hypoglycemia Major Risks Seizures, coma, death 75 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. Clinical Presentation Major Complications & Risks

Hyperthermic Disorders: Is there a Common Pathophysiological Pathway? • The overlap in clinical features between DIH and heat stroke, NMS, serotonergic syndrome and MH cannot be ignored. • These pathological entities may share a final common pathway associated with the consequences of severe hyperthermia. 76 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Eagle Collaboration With NIH/NIDA MDMA-Treated Animals Brain Temperature Mean Percent Change From Peak Value, • Collaboration agreement to conduct nonclinical studies in a validated rodent model of DIH (MDMA and methamphetamine) Initial data show: by Group (N=5) Over Time 30 Min Post Peak 60 Min Post Peak 90 Min Post Peak 120 Min Post Peak 0 • -10 – Animals with MDMA-induced hyperthermia treated with Ryanodex® had a greater decrease in brain temperature compared to animals treated with vehicle only (control) -20 -30 -40 -50 -60 -70 Ryanodex Control -80 77 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. Percent Change

78 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. Treatment with DSS (dantrolene sodium suspension) led to complete reversal of MDMA (Ecstasy)-induced hypermetabolic/hyperthermic crisis in MH-susceptible and ‘wild-type’ swine Eur J Anaesthesiol 2013; 30:29-37

Dantrolene and MDMA-Induced Hyperthermia1 • Data from a meta-analysis of 71 cases strongly support that administration of dantrolene was: – – Safe Provided clinically meaningful benefit to patients with MDMA-induced hyperthermia, by lowering mortality and severe complications Reference: 1. Grunau et al. 2010. 79 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Summary • Nonclinical and clinical data show that dantrolene for the treatment of DIH was safe and did not exhibit any new safety signal Administration of Ryanodex® led to improvement of DIH crises in two species (swine and rat), consistent with the positive results for MH and EHS in a relevant swine model Published clinical reports show that the use of dantrolene in patients with DIH resulted in lower incidence of severe complications and increased survival The available nonclinical and clinical data, in combination with the positive data from the use of dantrolene for the treatment of patients with MH and EHS, provide strong support for the development of Ryanodex for the treatment of DIH Furthermore, the low-volume high-concentration innovative formulation of Ryanodex, which requires about a minute for preparation and administration, makes it a suitable drug treatment in emergency care settings • • • • 80 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Ryanodex® (dantrolene sodium) for the Treatment Sherry Korczynski of Drug-Induced Hypertension (DIH) 81

WHEN THE YOUTH AND EXPERIMENTATION MIX, THE CONSEQUENCES CAN BE DEADLY… “ S H EWA S J U S T 2 0 Y E A R S O L DA N D I ’ L LN E V E RS E E H E RA G A I N . ” -F AT H E R 82

BODY AND BRAIN HYPERTHERMIA ARE ONE OF THE LEADING CAUSES OF SEVERE MORBIDITY AND DEATH IN MDMA (ECSTASY) AND METHAMPHETAMINE INTOXICATION 83

Drug Induced Hyperthermia • • Use of illegal stimulants constitutes a growing public health problem in the US and EU1 Over 125,000 ED visits related to MDMA (ecstasy), and methamphetamine use in the US alone (2011)1 ED visits involving MDMA (ecstasy) among patients 21 years and younger grew over 128% between 2005-20111 In 2011, 42% of ED visits among people 18-29 years old involved illicit stimulant drugs1 DIH secondary to MDMA and methamphetamine is associated with body and brain hyperthermia, high incidence of severe cardiovascular and neurologic complications, and lifetime neurologic sequelae2 DIH can be fatal or lead to permanent damage, if not treated promptly2 • • • • References: 1. Center for Behavioral Health Statistics and Quality, SAMHSA, Drug Abuse Warning Network, National Estimates of Drug-Related Emergency Department Visits, 2011. 2. E Musselman M, Saely S. Diagnosis and treatment of drug-induced hyperthermia. Am J Health-Syst Pharm. 2013 Vol 70. 84 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

WITH KNOWN RISKS AND EVEN DEATH, IT IS IRRESPONSIBLE TO BE UNPREPARED FOR A DRUG-INDUCED CRISIS HYPERTHERMIC 85

Opportunity in DIH DIH expands the Ryanodex® label expansion and helps solidify Eagle as the leader in the treatment of hyperthermic illness • Malignant Hyperthermia July 2014 Exertional Heat Stroke Summer 2017 • DIH helps solidify the case for Ryanodex as the gold-standard in a hyperthermia emergency situation It is anticipated that the addition of DIH to the Ryanodex label will increase revenues in 2 ways: 1.Additional penetration into EDs and EMS and/or additional stocking to account for increased patient load 2.Increased annual usage • 86 Drug-Induced Hyperthermia TBD

DIH Commercial Opportunity • Synergistic: – – – Customer base mirrors EHS DIH commercialization efforts and spending will be mostly inclusive versus additive to EHS Less seasonality than EHS • A sizable unmet need and patient population – According to the 2011 Drug Abuse Warning Network (DAWN)1: 125K annual ED visits related to METH and MDMA Currently a growing problem in the US – Preliminary Eagle market research indicates that the number of potential patients treated with Ryanodex® for METH/MDMA-DIH patients is on par with annual EHS patients Market sizing and other commercial assessments are underway • References 1. Substance Abuse and Mental Health Services Administration, Drug Abuse Warning Network, 2011:National Estimates of Drug-Related Emergency Department Visits. HHS Publication No. (SMA) 13-4760,DAWN Series D-39. Rockville, MD: Substance Abuse and Mental Health Services Administration, 2013. 87

Salesforce Overview 2016/2017 Michael Moran, Vice President – US Head of Sales ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Current Eagle Salesforce • Eagle’s salesforce is currently focused on malignant hyperthermia • 2 Regional Sales Directors; 16 Key Account Managers • 2 National Account Managers – – – Group Purchasing Organizations Integrated Delivery Networks Wholesalers • Targeting 4,500 US hospitals 89 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Exertional Heat Stroke Sales Strategy Expanded Salesforce Dedicated Sales Specialists Inside & Outside Sales Reps 90 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. All channels are supported by a team of GPO/Wholesaler contracting specialists

Hospital Emergency Departments To target the majority of the 5,000 hospitals in the U.S. with EDs, Eagle plans to: • • Increase number of Key Account Managers Currently evaluating size of salesforce required Call Points: – – – ED Physicians Nurses Pharmacy Directors Expanded Salesforce 91 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Government / Military Requires a dedicated team with a track record of success in selling to government channels Call points: • • • • • DoD/Defense Health Agency Pharmacoeconomic Center (P & T) AF, USN, USA Rx Chiefs CPOC (Rx Operations) ED and Flight Medicine Physicians, Rx Chiefs Medical Commands Sales Specialists dedicated to Government/Military Channels • 92 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Emergency Medical Services Build a specialized selling team focused exclusively on ALS ambulances Call points: • • • Medical Directors EMS Company Medical ED Physicians Mix of Inside (ie, Telesales) and Outside Sales Reps 93 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

We Plan to Scale the Salesforce to Address the Larger Market Profit Optimization Product & Business Strategy Sales Force Size & Structure Field Motivation And Turnover Long-term Viability Existing Customer Relationships 94 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Customer Segmentation: Key to Rapid Uptake • Develop customer segmentation and valuation Prioritize and value customer segments Understand workload requirements for customer groups umulative ales Opportunity • • High-potential Customers Moderate-potentialLow-potential Customers Customers 95 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. C S

75K-100K 125K+ 5K EDs, 4.5K bases, 43,000 HOSPITAL, MILITARY, EMS ambulances 96 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

97 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Ryanodex® Q&A Session 98 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Fulvestrant Opportunity Michael Moran, Vice President - US Head of Sales ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Product Overview INDICATIONS for FASLODEX ® Monotherapy FASLODEX is indicated for the treatment of hormone receptor (HR)-positive metastatic breast cancer in postmenopausal women with disease progression following antiestrogen therapy. Combination Therapy FASLODEX in combination with palbociclib is indicated for the treatment of HR-positive, human epidermal growth factor receptor 2 (HER2)-negative advanced or metastatic breast cancer in women with disease progression after endocrine therapy. • • Currently marketed by AstraZeneca Administered monthly in a doctor’s office as 2 separate intramuscular injections, one in each buttock FDA has recently required revising the Faslodex label • Faslodex ® is a registered trademark of AstraZeneca. 100 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

The Problem • 2 deep intramuscular injections of high viscosity product per dose of treatment (5 ml each) Administered over 1-2 minutes into each buttock Painful procedure Faslodex injection reactions have been associated with peripheral nerve adverse reactions, including risk of damaging the sciatic nerve • • • 101 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Eagle’s Solution 1X Low viscosity 5mL dose 2X High viscosity 5mL doses vs. • Innovative formulation administered in less time vs. 1-2 minutes per injection • Eagle formulation may allow warning on insert to be limited 102 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Revised Warnings and Precautions Section of Faslodex Label (2016) WARNINGS AND PRECAUTIONS 5.3 Injection Site Reaction Injection site related events including sciatica, neuralgia, neuropathic pain, and peripheral neuropathy have been reported with FASLODEX injection. Caution should be taken while administering FASLODEX at the dorsogluteal injection site due to the proximity of the underlying sciatic nerve.

Market Opportunity • 2015 total Sales of Faslodex were up 9% to $704 million Worldwide • • • 5% growth in US sales to $356m 2% growth in European sales to $207m 49% growth in Emerging Markets sales to $87m; supported by the launch of 50$04m0g 0mm+ Faslodex O.U.S. • China sales accelerated in the year to $11m (Q4 2015: growth of 100%, Q3 2015: growth of 50%) Source: AstraZeneca Financial Summary Full Year and Q4 2015 Results) www.londonstockexchange.com/exchange/news/market-news/market-news 104 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Key Milestones • Eagle anticipates filing its NDA for an improved formulation in Q1 2018 • AstraZeneca settlement licensing ANDA entry on March 25, 2019 • Eagle believes its formulation does not infringe any AstraZeneca patent • Anticipate negotiating with private payors 105 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Eagle Beyond 2020 106 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Significant Value Creation So Far YTD 2016 Revenue (as of 9/30/16) Fully Diluted (Q3 2016) EPS Cash & Receivables (as of 9/30/16) +125% YOY +$1.38 YOY +26% YOY ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. $106 million $0.73 $108 million

Building A Portfolio of Long Term Assets Bendamustine • Unique J-Code protects longevity of bendamustine franchise beyond 2020 Ryanodex (EHS) • Submission of NDA for EHS means potential market entry in summer ‘17 Ryanodex (DIH) • Positive early animal study results Fulvestrant • Improved formulation offers opportunity similar to Bendeka Arsia • Entry into fastest growing pharma sector with “Biobetter” product potential Ongoing Reinvestment of Cash 108 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Arsia Acquisition • Marks Eagle’s entry into Biologics, fastest growing pharmaceutical sector Enhances Eagle’s formulation capabilities and expands product development opportunities Secures a patent portfolio of viscosity-reducing technology Provides access to leading minds in the field who will work on additional Eagle formulations Extends Eagle’s strategy: partner with key Biosimilar companies to alter their existing pipeline into “Biobetters” $78 million investment: largely dependent upon achievement of milestones • • • • • 109 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Biologics Market Opportunity

- The global biologics market could exceed **$390 billion** in value of the next five years[1]
- Growing at nearly **2X** the rate of pharma[1]
- By the end of 2020, biologics could account for **28%** of the global pharmaceuticals market[1]
- The global biosimilar market may reach **$20 - $26 billion** by 2020[2]

References: 1. PRA Health Sciences Whitepaper. *The Value of Biobetters*. December 2015.
2. IMS Medicines Use and Spending in the U.S. – *A Review of 2015 and Outlook to 2020*. April 2015.

110
©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.

EAGLE PHARMACEUTICALS

Key Biologics Losing Patent Protection $250 $1408 BILLION COULD BE SAVED IN THE NEXT DECADE IF THESE 11 BIOSIMILARS ARE APPROVED $5 7 B POTENTIAL •SAVINGS Avastin® (bevacizurnab) Epogen® (epoetin alta) Herceptin<> (trastuzumab) Humirae (adalimumab) lntron A® (interferon alfa-2a) Neulasta..,(pegfilgrastim) $1208 $1008 2014 $17 B POTENTIAL 2024 $808 $608 SAVINGS (r• ' I" Pegintron.., (peginterferon alfa-2b) Procrit<> (epoetin a/fa) $408 $208 RE I dE (m,li<lfTl3b Rituxan.., (rituximab) 2014 2024 $0 2014 2016 2018 2020 2022 2024 Source: Express Scripts Holding Company, 2014.

Biologic, Biosimilar, Biobetter?


Biologic
Intentionally similar design
Biosimilar
Intentionally different design
Biobetter

	Biologic	Biosimilar	Biobetter
Type	Novel therapeutic	Competitive bioequivalence	Improved efficacy/safety
Development Timeline	15 years	8-10 years	10 years (may reduce to 4-5 by partnering with existing biosimilar
Cost	$1,200 M	$100-200 M	$500 M
Patentable	Yes	No	Yes
Pricing	Reference	Reduced	Potential Premium

112
©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals' use only.
EAGLE PHARMACEUTICALS

Poised for Continued Growth Beyond 2020 US & WW Ryanodex MH Dicloflenac Cash Position 113 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only. 2016 2017 - 2019 2020 - 2026 2026+ Growing Bendeka US Argatroban Docetaxel Bendeka Ryanodex for MH Ryanodex for EHS Argatroban Diclofenac Docetaxel Fulvestrant Bendeka US & WW Ryanodex for MH Ryanodex for EHS Ryanodex for DIH Argatroban Diclofenac Docetaxel Fulvestrant Biobetters Multiple in-market products Use of Capital R&D success

Multiple Near-Term Catalysts to Drive Value Bendeka market share approaching 90% Unique J-code (Bendeka) Ryanodex for EHS Ryanodex for DIH New Product Arsia • 88% as of 11.6.16 • • Effective Q1 ’17 Immediate increase in royalty rate to 25% Triggers milestone payment Added Bendeka clarity post 2019 • Q4 ‘16 – human study data submitted as part of rolling NDA • Targeting summer ’17 approval • Q4 ‘16 pre-IND meeting • Positive pre-clinical data • Q1 ‘17 pre-IND meeting • Acquisition marks entry into Biologics • • 114 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Investment Highlights • Fully commercial specialty pharmaceutical company • Track record of success developing improved formulations • Demonstrated commercial execution through strategic partnerships and internal salesforce • Growing portfolio of long term assets • Promising pipeline with multiple short, medium and long term opportunities in sizable markets • Strong financial platform to execute: growing cash position, no debt and positive earnings 115 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Q&A 116 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.

Thank You November 11, 2016 117 ©2016 Eagle Pharmaceuticals. All rights reserved. Proprietary and Confidential. For Eagle Pharmaceuticals’ use only.